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                                  EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Annual Report on Form 10-KSB, in the Registration Statement on Form S-3 (No. 333-83692), the Registration Statement on Form S-3 (No. 333-83490), the Registration Statement on Form S-3 (No. 333-83692 Registration Statement on Form S-8 (No. 333-75792) and Registration Statement on Form S-8 (No. 333-75788) of our report dated March 13, 2002, on our audits of the financial statements of Precis, Inc.


MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
March 13, 2002